UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant S240.14a-12

REDWOOD TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RWT
REDWOOD TRUST, INC.

One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Redwood Trust, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Redwood Trust, Inc., a Maryland corporation (the Company), to be held on Thursday, May 5, 2005, at 11:00 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, for the following purposes:

1.	To elect three Class II directors to serve until the Company’s Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualify;

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. The Board of Directors has fixed the close of business on March 31, 2005 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

     Management desires to have a maximum representation of stockholders at the Annual Meeting. The Company may incur substantial additional proxy solicitation costs if a sufficient number of proxies are not returned in advance of the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute, and promptly mail the enclosed proxy in the accompanying postage-paid envelope or authorize a proxy to vote your shares by telephone or via the Internet as instructed on the proxy. A proxy may be revoked by a stockholder at any time prior to its exercise by delivery of written notice of revocation to the Secretary of the Company, by delivery of a later-dated proxy, or by attending the Annual Meeting and voting in person.

By Order of the Board of Directors

/s/ Harold F. Zagunis
HAROLD F. ZAGUNIS
Secretary

Mill Valley, California
April 7, 2005

YOUR VOTE IS IMPORTANT.
PLEASE PROMPTLY MARK, DATE, SIGN, AND RETURN
YOUR PROXY IN THE ENCLOSED ENVELOPE OR
AUTHORIZE A PROXY TO VOTE YOUR SHARES BY
TELEPHONE OR VIA THE INTERNET AS INSTRUCTED ON
THE PROXY.

RWT
REDWOOD TRUST, INC.

One Belvedere Place, Suite 300
Mill Valley, California 94941
(415) 389-7373

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2005

To Our Stockholders:

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redwood Trust, Inc., a Maryland corporation (Redwood or the Company), for exercise at the Annual Meeting of Stockholders of the Company (Annual Meeting) to be held on Thursday, May 5, 2005 at 11:00 a.m., local time, at the Acqua Hotel, 555 Redwood Highway, Mill Valley, California 94941, and any adjournment or postponement thereof. This Proxy Statement, the accompanying form of Proxy, and the Notice of Annual Meeting are being sent to stockholders beginning on or about April 7, 2005.

GENERAL INFORMATION

Solicitation of Proxies

The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission, e-mail and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees, and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of shares of the Company’s stock entitled to be voted at the Annual Meeting and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes, but if such a firm is engaged after the date of this Proxy Statement, the cost is estimated to be less than $10,000, plus reasonable out-of-pocket expenses.

Voting Rights

Holders of shares of the Company’s common stock (Common Stock) at the close of business on March 31, 2005, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. On that date 24,514,261 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting. If a quorum is present, (i) a plurality of the votes cast at the Meeting is required for election as a director, and (ii) the affirmative vote of a majority of the votes cast at the Meeting is required to approve any other matter that may properly come before the Meeting. Cumulative voting in the election of directors is not permitted. Abstentions will not be counted as votes cast and will have no effect on the results of the vote on any proposal at the Annual Meeting, although they will be considered present for purposes of determining a quorum.

Voting of Proxies

Shares of the Common Stock represented by all properly executed (or otherwise designated) proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on the proxy, the shares represented by the proxy will be voted FOR the election of each of the nominees named in this Proxy Statement as directors. Management and the Board of Directors of the Company know of no matters to be brought before the Annual Meeting other than as set forth herein. If any other matter is properly presented at the Annual Meeting, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Revocability of Proxy

A proxy may be revoked at any time prior to its exercise by delivery of written notice of revocation to the Secretary of the Company, by delivery of a later-dated proxy, or by attending the Annual Meeting and voting in person.

Annual Report

The 2004 Annual Report, including audited financial statements for the year ended December 31, 2004, which is being mailed to stockholders together with the Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

The 2004 Annual Report consists of the annual report on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission. Any exhibit listed in the Form 10-K will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibit. Any such requests should be directed to the Company, to the attention of the Company’s Secretary, One Belvedere Place, Suite 300, Mill Valley, California 94941.

ELECTION OF DIRECTORS

The Company’s Charter and Bylaws provide for a classified Board of Directors comprised of Classes I, II, and III. Class II directors are scheduled to be elected at the 2005 Annual Meeting to serve for a three-year term and until their successors are duly elected and qualify. The Company’s Bylaws further provide that, except in the case of a vacancy, a majority of the members of the Board of Directors will be at all times directors who are not employed by the Company. The nominees for three Class II directors of the Board of Directors are set forth below. Unless authorization is withheld, the persons named as proxies will vote FOR the nominees for director listed below unless otherwise specified by the stockholder. In the event any nominee is unable to serve or for good cause will not serve as a director prior to the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and against any other nominees. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or unwilling to serve as director. The nominees listed below currently are serving as directors of the Company.

The election to the Board of Directors of each of the nominees identified in this Proxy Statement will require a plurality of the votes cast, in person or by proxy, at the Annual Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR the nominees identified below.

Class II Nominees to Board of Directors

Name	Position With The Company
Douglas B. Hansen	President and Director
Greg H. Kubicek	Director
Charles J. Toeniskoetter	Director

Certain biographical information regarding each nominee for election at the Annual Meeting is set forth below along with biographical information for other directors.

Douglas B. Hansen, age 47, is a founder of the Company and has served as President and a director since 1994. From 1990 through 1997, Mr. Hansen was a Principal with George E. Bull III Capital Management, Inc. (GB Capital). GB Capital ceased operating as a business in 1997. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Hansen holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School.

Greg H. Kubicek, age 48, has been a director of the Company since 2002. Mr. Kubicek is President of The Holt Company, Inc., a real estate company that develops, owns, and manages commercial real estate properties and is a residential homebuilder. He has also served as Chairman of the Board of Cascade Corporation, an international manufacturing corporation. Mr. Kubicek holds a B.A. in Economics from Harvard College.

Charles J. Toeniskoetter, age 60, has been a director of the Company since 1994. Mr. Toeniskoetter is Chairman and Chief Executive Officer of Toeniskoetter & Breeding, Inc. Development, a company which has developed, owns, and manages over $250 million of commercial and industrial real estate properties. He is also the Chairman of TBI Construction and Construction Management, Inc., a commercial and industrial construction company that has completed over $800 million of construction contracts since its founding. Mr. Toeniskoetter serves on the Board of Directors of two other publicly traded companies, SJW Corp and Heritage Commerce Corp, as well as a number of non-profit foundations and other community organizations. Mr. Toeniskoetter holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from the Stanford University Graduate School of Business.

Current Directors - Terms Expiring After 2005

Richard D. Baum, age 58, has been a director of the Company since 2001. Mr. Baum has been the Chief Deputy Insurance Commissioner for the State of California since 2003. Previously, Mr. Baum served from 1996 to 2003 as the President of Care West Insurance Company, a worker’s compensation company, and prior to that as Senior Vice President of Amfac, Inc., a diversified operating company engaged in various businesses, including real estate development and property management. Mr. Baum holds a B.A. from Stanford University, an M.A. from the State University of New York, and a J.D. from George Washington University, National Law Center, Washington, D.C. Mr. Baum is a Class I director whose term expires in 2007.

Thomas C. Brown, age 56, has been a director of the Company since 1998. Mr. Brown is currently CEO and principal shareholder of Urban Bay Properties, Inc. Mr. Brown has previously held CEO or senior officer positions with PMI Mortgage Insurance, Centerbank, Merrill Lynch, and Rates Financial Networks. Mr. Brown’s experience encompasses over 25 years in mortgage finance, real estate, banking, and investment banking. Mr. Brown holds a B.S. from Boston University and an M.B.A. from the University of Buffalo. Mr. Brown is a Class III director whose term expires in 2006.

George E. Bull, age 56, is a founder of the Company and has served as Chairman of the Board and Chief Executive Officer of the Company since 1994. From 1983 through 1997, Mr. Bull was the President of GB Capital. GB Capital assisted banks, insurance companies, and savings and loans in managing portfolios of securitized and unsecuritized mortgage loans, in arranging collateralized borrowings, in hedging balance sheet risks, and with other types of capital markets transactions. Mr. Bull holds a B.A. in Economics from University of California at Davis. Mr. Bull is a Class III director whose term expires in 2006.

Mariann Byerwalter, age 44, has been a director of the Company since 1998. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC (a privately held advisory services firm). Previously, Ms. Byerwalter served as the Chief Financial Officer and Vice President for Business Affairs of Stanford University from 1996 to 2001, and was a partner and co-founder of America First Financial Corporation. Ms. Byerwalter was also Chief Operating Officer, Chief Financial Officer, and a director of America First Eureka Holdings, a publicly traded institution and the holding company for EurekaBank. She serves as a director of The PMI Group, Inc., SRI International, the America First Companies in Omaha, the Lucile Packard Children’s Hospital, and the Stanford Hospital and Clinics. She also currently serves on the Board of Trustees of Stanford University and as a Trustee of SchwabFunds. Ms. Byerwalter holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Ms. Byerwalter is a Class I director whose term expires in 2007.

David L. Tyler, age 67, has been a director of the Company since 2001. Mr. Tyler retired in 2002 as the Executive Vice President, director, and Chief Financial Officer of Interland Corporation, a private owner and developer of commercial centers and apartment communities. Interland owned and operated in excess of 5,000 multifamily units and over two million square feet of office space. Prior to his employment at Interland beginning in 1972, Mr. Tyler served as Controller at Kaiser Resources (1968-1971) and with the accounting firm Touche Ross (1963-1968). Mr. Tyler holds a B.A from the University of California, Riverside and an M.B.A from the Graduate School of Business, University of California, Berkeley. Mr. Tyler is a Class I director whose term expires in 2007.

Information Concerning the Board of Directors

The Board has eight directors and the following three committees: (1) Audit, (2) Compensation, and (3) Governance and Nominating. The membership during the 2004 fiscal year and the function of each committee are described below. All committees of the Board are comprised of members that are independent as defined in the New York Stock Exchange (NYSE) corporate governance standards for listed companies. The Audit Committee met eleven times in 2004 in order to carry out its responsibilities as discussed below in the Audit Committee Report. The Compensation Committee met five times in 2004 in order to carry out its responsibilities as discussed below in the Compensation Committee Report. The Governance and Nominating Committee met four times in 2004. The charters of all committees are attached to this Proxy Statement as appendices and are available on the Company’s website at www.redwoodtrust.com and in print at the request of any stockholder. The Company has no other standing committees of the Board of Directors.

The Board of Directors held five regular meetings in 2004. The Independent Directors met in executive session five times in 2004. The chairman of the Governance and Nominating Committee (Presiding Director) presides at executive sessions. No director attended fewer than 75% of the meetings of the Board of Directors and the committees on which he or she served and all attended last year’s annual meeting of stockholders. The Company’s policy is to encourage all directors to attend annual meetings of stockholders.

Committee
Name of Director	Audit	Compensation	Governance and Nominating
Independent Directors**:
Richard D. Baum		X	X*
Thomas C. Brown	X	X
Mariann Byerwalter		X*
Greg H. Kubicek	X		X
Charles J. Toeniskoetter	X		X
David L. Tyler	X*	X
Employee Directors:
George E. Bull
Douglas B. Hansen

*Indicates Chairperson of Committee. In March 2005, Mr. Kubicek was named Audit Committee Chairman replacing Mr. Tyler in that role. Mr. Tyler remains a member of the Audit Committee.

**As required under Section 303A of the NYSE Listed Company Manual, the Board has affirmatively determined that none of these directors has a material relationship with the Company and that each qualifies as “independent” under Section 303A. In making its determination, the Board adopted and applied the following categorical standard for independence, in addition to the bright line criteria mandated by the NYSE:

No director or a member of the immediate family of a director has received payments other than direct compensation (which is limited by the bright line criteria) from, or made payments to, the Company in an amount which exceeds $1 million in any single fiscal year of the last three fiscal years.

The Board will continue to monitor the independence of its non-management directors and may adopt additional categorical standards in the future. In addition, the Board has determined that Mr. Tyler is an “audit committee financial expert” as defined under current SEC rules.

Director Compensation

The following table provides information on Redwood’s non-employee director compensation for 2004. Directors who are employed by Redwood do not receive any compensation for their Board activities.

2004 Director Compensation Table
Annual Retainer	$20,000
Board Meeting Fee (In person attendance)	$1,000
Board Meeting Fee (Telephonic attendance)	$500
Committee Meeting Fee (In person attendance)	$750
Committee Meeting Fee (Telephonic attendance)	$500

Non-employee directors have also been granted options to purchase shares of the Company’s Common Stock, which include dividend equivalent rights (DERs), at the fair market value on the date of grant each year, which is the day after the annual meeting of stockholders. The option/DER grants are for 5,000 shares in the initial year of election to the Board, and 2,500 shares in each year thereafter. Non-employee directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings. The Chairperson of the Audit Committee receives $1,500 per committee meeting attended in person and $1,000 attended telephonically. The Chairpersons of the Compensation Committee and the Governance and Nominating Committee each receive $1,125 per committee meeting attended in person and $750 attended telephonically.

Effective January 1, 2005, Redwood established revised compensation arrangements for non-employee directors, which arrangements will be in effect until the Company’s Board of Directors further revises the amount or type of compensation payable to non-employee directors. These revised compensation arrangements are summarized below.

2005 Director Compensation Table
Annual Retainer	$50,000
Board Meeting Fee (In person attendance)	$1,500
Board Meeting Fee (Telephonic attendance)	$750
Committee Meeting Fee (In person attendance)	$1,250	*
Committee Meeting Fee (Telephonic attendance)	$625	*

* For the Chairperson of the Audit Committee, these fees shall instead be $2,500 for attendance in person and $1,250 for attendance by conference call; for the Chairpersons of the Compensation Committee and the Governance and Nominating Committee, these fees shall instead be $1,875 for attendance in person and $937.50 for attendance by conference call.

Beginning in 2005, and in lieu of stock option grants, non-employee directors will be granted Deferred Stock Units (DSUs) each year on the day after the annual meeting of stockholders. The number of DSUs granted will be determined by dividing $60,000 by the closing stock price on the grant date. Such DSUs are payable in shares of the Company’s Common Stock at the earlier of two years from grant or termination from Board service, unless electively deferred by the director to a later date under the Company’s Executive Deferred Compensation Plan. DERs will be payable in cash on the DSUs. In addition, all or any portion of a non-employee director’s cash compensation, together with any cash DERs, are eligible for deferral under the Company’s Executive Deferred Compensation Plan.

In addition to the above compensation, non-employee directors receive reasonable out-of-pocket expenses incurred in attending Board and committee meetings, payable within ten business days of receipt by the Company of the expense receipts.

The directors are also subject to a stock ownership guideline, which is $50,000 (based on cost) by the end of 2005 (or three years after initially joining the Board for new directors). DSUs do not count towards ownership requirements.

Stockholders – Directors Communications

Stockholders may communicate with Redwood’s Board by submitting an e-mail to the Board at boardofdirectors@redwoodtrust.com. The Presiding Director has access to this e-mail address and will provide access to the other directors as appropriate. Communications that are intended specifically for non-management directors should be addressed to the Presiding Director.

Director Nomination Process

Director Qualifications

Redwood’s Corporate Governance Standards (Standards) contain Board membership criteria that apply to nominees for Redwood’s Board. The Standards are available on Redwood’s website at www.redwoodtrust.com. These Standards require that each member of the Board must exhibit high standards of integrity, commitment, and independence of thought and judgment and must be committed to promoting the best interests of Redwood. In addition, each Director must devote the time and effort necessary to be a responsible and productive member of the Board. This includes developing knowledge about Redwood’s business operations and doing the work necessary to participate actively and effectively in Board and committee meetings. The members of the Board should collectively possess a broad range of talent, skill, expertise, and experience useful to effective oversight of Redwood’s business and affairs and sufficient to provide sound and prudent guidance with respect to Redwood’s operations and interests.

Identifying and Evaluating Nominees for Directors

The Board nominates director candidates for election by stockholders at the annual meeting and elects new directors to fill vacancies on the Board between annual stockholder meetings. The Board has delegated the selection and initial evaluation of potential director nominees to the Governance and Nominating Committee with input from the Office of the President. The Governance and Nominating

Committee makes the final recommendation of candidates to the Board for nomination. The Board, taking into consideration the assessment of the Governance and Nominating Committee, also determines whether a nominee would be an independent director.

Stockholders’ nominees

The policy of the Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board. In evaluating such nominations, the Governance and Nominating Committee applies the qualification criteria set forth in the Standards under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Governance and Nominating Committee should include the nominee’s name and qualifications for Board membership and should be the addressed to the Secretary at the Company’s principal executive offices at:

Harold F. Zagunis
Secretary
Redwood Trust, Inc.
One Belvedere Place, Suite 300
Mill Valley, CA 94941

In addition, the Bylaws of Redwood permit stockholders to nominate directors for consideration at an annual stockholders meeting. For a stockholder nomination for director to be considered at a meeting of the stockholders, the stockholder must give timely notice to the Secretary of Redwood in accordance with the Bylaws of Redwood, which, in general, currently require that the notice be received by the Secretary of Redwood:

•	Not earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting, and

•	Not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting.

If the date of the stockholders meeting is moved more than 30 days before or 60 days after the anniversary of Redwood’s annual meeting for the prior year, then notice of a stockholder proposal must be received no earlier than 90 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	the 60th day prior to the meeting; and

•	the 10th day after public announcement of the meeting date.

Copy of Bylaw Provisions

You may contact Redwood’s Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for stockholder nominations for director. Redwood’s Bylaws also are available on Redwood’s website at www.redwoodtrust.com.

Compensation Committee Interlocks and Insider Participation

Ms. Byerwalter, Mr. Baum, Mr. Brown, and Mr. Tyler were members of the Compensation Committee of the Board of Directors during 2004. None of the Compensation Committee members or the Executive Officers has any past or present relationships with the Company, its affiliates, or any other entities.

Changes to and Waivers of the Company’s Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (Code of Ethics) that applies to all its directors and its employees. The Company’s Code of Ethics is available on its website at www.redwoodtrust.com, as well as in print at the written request of any stockholder addressed to the Company’s principal executive offices.

The Company intends to post on its website, and disclose in a Current Report on Form 8-K, to the extent required by applicable regulations, any future change to the provisions of its Code of Ethics as well as any waiver of a provision of the Code of Ethics.

MANAGEMENT OF THE COMPANY

The Executive Officers of the Company and their positions are as follows:

Name	Position With The Company	Age
George E. Bull	Chairman of the Board and Chief Executive Officer	56
Douglas B. Hansen	President and Director	47
Brett D. Nicholas	Vice President	36
Loren Picard	Vice President	44
Andrew I. Sirkis	Vice President	43
Harold F. Zagunis	Vice President, Chief Financial Officer,
	Controller, and Secretary	47

The Executive Officers serve at the discretion of the Company’s Board of Directors. Biographical information regarding Mr. Bull and Mr. Hansen is provided in the preceding pages. Biographical information regarding Mr. Nicholas, Mr. Picard, Mr. Sirkis, and Mr. Zagunis is set forth below.

Brett D. Nicholas, age 36, has served as Vice President of the Company since 1996. Prior to joining the Company, he was Vice President of Secondary Marketing at California Federal Bank, FSB and Vice President of Secondary Marketing at Union Security Mortgage. Mr. Nicholas holds a B.A. in Economics from the University of Colorado at Boulder.

Loren Picard, age 44, has served as Vice President of the Company since 1998. Prior to joining the Company, Mr. Picard was Vice President of Income Property Lending at First Union/The Money Store. Previously, Mr. Picard worked in mortgage originations and secondary marketing, banking, and the securities industries. Mr. Picard has a B.S. in Business Administration from Pepperdine University.

Andrew I. Sirkis, age 43, has served as Vice President of the Company since 1997. Prior to joining the Company, he was Senior Vice President of Capital Markets at Saxon Mortgage Corporation and worked for Saxon’s parent corporation, Resource Mortgage Capital. Prior to his service at Saxon Mortgage, Mr. Sirkis served as Vice President of Secondary Marketing at GMAC Mortgage Corporation. Mr. Sirkis holds a B.B.A. in Accounting from Temple University and an M.B.A. in Finance from Tulane University.

Harold F. Zagunis, age 47, has served as a Vice President since 1995 and as Chief Financial Officer, Controller, and Secretary since 1999. Prior to joining the Company, from 1986 to 1995, Mr. Zagunis was Vice President of Finance for Landmark Land Company, Inc., a publicly traded company owning savings and loan and real estate development interests. Mr. Zagunis holds B.A. degrees in Mathematics and Economics from Willamette University and an M.B.A. from Stanford University Graduate School of Business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Stock of the Company as of March 1, 2005 (or last date for which public information is available), by each person who is known to the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by the Company’s Chief Executive officer and its four highest compensated executive officers (Named Executive Officers), and by all directors and Named Executive Officers as a group. As of March 1, 2005, there were 24,466,777 shares of common stock outstanding.

	Number of Shares
Name	Beneficially Owned	Percent
Wallace R. Weitz & Company (1)	3,420,500	13.98%
Wasatch Advisors, Inc. (2)	1,324,349	5.41%
George E. Bull (3)	808,531	3.22%
Douglas B. Hansen (4)	445,871	1.80%
Richard D. Baum (5)	18,849	0.08%
Thomas C. Brown (6)	17,050	0.07%
Mariann Byerwalter (7)	17,050	0.07%
Greg H. Kubicek (8)	21,101	0.09%
Charles J. Toeniskoetter (9)	28,471	0.12%
David L. Tyler (10)	20,029	0.08%
Brett D. Nicholas (11)	74,473	0.30%
Andrew I. Sirkis (12)	60,037	0.24%
Harold F. Zagunis (13)	46,651	0.19%
All Directors and Named Executive Officers as a group (11 persons)	1,558,113	6.07%

(1)	Address: 1125 South 103rd Street, Suite 600, Omaha, Nebraska 68124. Includes 1,316,286 shares of Common Stock subject to a Voting Agreement pursuant to which Wallace R. Weitz & Company (Weitz) has transferred its voting rights with respect to such shares to Messrs. Bull and Hansen. The Voting Agreement covers up to 2,000,000 shares of Common Stock and will continue in effect for so long as Weitz or its affiliates hold any capital stock of the Company and either Mr. Bull or Mr. Hansen continues to be employed by, or remains on the Board of Directors of, the Company. Under the Voting Agreement, Messrs. Bull and Hansen agree to vote the shares subject to the agreement on each matter to be voted upon in the same proportion as the votes cast on such matter by all stockholders other than Weitz and its affiliates. Share ownership is based on information furnished to the Company by Weitz in an amended Schedule 13G filed with the SEC on January 12, 2005.

(2)	Address: 150 Social Hall Avenue, Salt Lake City, UT 84111. Share ownership is based on information furnished to the Company by Wasatch Advisors, Inc. in a Schedule 13G filed with the SEC on February 14, 2005.

(3)	Includes 128,654 shares held of record by the Bull Trust, 23,888 shares held in an IRA, and 600 shares held of record by Mr. Bull’s spouse. Also includes 581,729 shares issuable upon the exercise of stock options exercisable within 60 days, and 27,256 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(4)	Includes 3,000 shares held in an IRA and 132,727 shares held of record by the Hansen Revocable Living Trust. Also, includes 282,472 shares issuable upon the exercise of stock options exercisable within 60 days, and 27,256 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(5)	Includes 1,750 shares held in an IRA. Also includes 14,750 shares issuable upon the exercise of stock options exercisable within 60 days.

(6)	Includes 17,050 shares issuable upon the exercise of stock options exercisable within 60 days.

(7)	Includes 17,050 shares issuable upon the exercise of stock options exercisable within 60 days.

(8)	Includes 8,025 shares held in GK Holt Company Inc. Money Purchase Pension & Profit Sharing Plan & Trust, 742 shares held in an IRA, 500 shares held in a living trust, 500 shares held of record by Mr. Kubicek’s spouse, and 1,000 shares held of record by Mr. Kubicek’s children. Also includes 8,334 shares issuable upon the exercise of stock options exercisable within 60 days.

(9)	Includes 500 shares on which Mr. Toeniskoetter has voting and investment power in the TBI Construction Profit Sharing Trust. Also includes 25,382 shares issuable upon the exercise of stock options exercisable within 60 days.

(10)	Includes 14,750 shares issuable upon the exercise of stock options exercisable within 60 days.

(11)	Includes 58,421 shares issuable upon the exercise of stock options exercisable within 60 days, and 13,644 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(12)	Includes 49,049 shares issuable upon the exercise of stock options exercisable within 60 days and 9,691 shares of stock units in the Company’s Executive Deferred Compensation Plan.

(13)	Includes 1,000 shares held in an IRA. Also includes 32,029 shares issuable upon the exercise of stock options exercisable within 60 days and 9,809 shares of stock units in the Company’s Executive Deferred Compensation Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and holders of more than 10% of the Company’s Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors, and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of such forms that it received, and written representations from reporting persons that no additional Form 5s were required for such persons, the Company believes that, during fiscal year 2004, all Section 16(a) filing requirements were satisfied on a timely basis.

EXECUTIVE COMPENSATION

The table below sets forth information concerning compensation earned in the years ended December 31, 2004, 2003, and 2002 by the Named Executive Officers.

Summary Compensation Table

						All Other
	Annual Compensation			Long-Term Compensation Awards		Compensation
				Restricted	Securities
				Stock	Underlying
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Awards (2)	Options(3)(#)	Other ($)(4)
George E. Bull	2004	$435,000	$1,359,375	15,748	31,496	$426,243
Chairman of the Board and Chief Executive	2003	410,000	940,950	0	60,000	179,775
Officer	2002	390,000	798,918	0	63,000	14,378

Douglas B. Hansen	2004	$435,000	$1,359,375	15,748	31,496	$175,724
President and Director	2003	410,000	940,950	0	60,000	59,041
	2002	390,000	798,918	0	63,000	5,944

Brett D. Nicholas	2004	$245,000	$612,500	9,445	18,891	$158,777
Vice President	2003	230,000	488,750	0	25,000	60,407
	2002	220,000	260,805	0	25,000	6,680

Andrew I. Sirkis	2004	$245,000	$459,375	6,011	12,021	$136,669
Vice President	2003	220,000	292,188	0	15,000	23,387
	2002	210,000	248,950	0	15,000	5,000

Harold F. Zagunis	2004	$245,000	$447,891	6,011	12,021	$143,446
Vice President, Chief	2003	230,000	305,469	0	15,000	27,928
Financial Officer, Controller, and Secretary	2002	220,000	260,805	0	15,000	5,847

(1)	Represents bonus amounts accrued during the fiscal year. A portion is paid in cash within 2 1/2 months of year-end and a portion is contributed to each employee’s account in the Company’s Executive Deferred Compensation Plan and invested in Deferred Stock Units with a distribution date not earlier than three years after contribution or the employee’s termination.

(2)	Represents the number of Deferred Stock Units contributed to each employee’s account in the Company’s Executive Deferred Compensation Plan. These Deferred Stock Units vest over four years and are separate from any Deferred Stock Units awarded as a part of the bonus referenced above.

(3)	Options granted during 2004 have stock dividend equivalent rights (DERs) that provide for crediting option holders with additional shares equal to the value of the dividends payable on their outstanding options on each dividend payable date. These additional shares will subsequently be distributed at the time the related options are exercised. The option grant amounts were adjusted at the time of grant to reflect the value to option holders of such stock DERs.

(4)	Includes Company contributions for retirement purposes (401K Plan and Executive Deferred Compensation Plan). Also includes amounts accrued in an employee’s account in the Company’s Executive Deferred Compensation Plan that represent above-market rate amounts earned on deferred compensation. The rate of accrual is set forth in the Company’s Executive Deferred Compensation Plan and is based on a calculation of the marginal rate of return on the Company’s portfolio during the year. The plan has been revised to eliminate above-market interest on deferrals after July 1, 2004 and to limit the number of years during which deferrals prior to July 1, 2004 will accrue at the marginal rate of return on the Company’s portfolio.

The following table sets forth, for each of the Executive Officers, certain information concerning stock options granted during the 2004 fiscal year:

Option Grants in Last Fiscal Year

	Individual Grants
	Number of		% of Total	Exercise		Potential Realizable Value
	Securities		Options	or		at Assumed Annual Rates of
	Underlying		Granted to	Base		Stock Price Appreciation
	Options		Employees in	Price	Expiration	For Option Term
Name	Granted (#)		Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
George E. Bull	31,496		16.6%	$58.23	12/1/14	$1,153,400	$2,922,944
Douglas B. Hansen	31,496		16.6%	$58.23	12/1/14	$1,153,400	$2,922,944
	13,980	*	7.4%	$59.66	12/17/11	$524,528	$1,329,256
	10,218	*	5.4%	$59.66	12/19/12	$383,378	$971,555
	3,315	*	1.7%	$57.42	12/17/11	$119,708	$303,365
Brett D. Nicholas	18,891		9.9%	$58.23	12/1/14	$691,798	$1,753,153
Andrew I. Sirkis	12,021		6.3%	$58.23	12/1/14	$440,215	$1,115,592
Harold F. Zagunis	12,021		6.3%	$58.23	12/1/14	$440,215	$1,115,592

*	Represents reload options granted under terms of prior stock option grants awarded and exercised in 2004. The following table sets forth, for the Named Executive Officers, certain information regarding the exercise of stock options during the 2004 fiscal year and the value of options held at fiscal year end:

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		in-the-Money Options
	Shares Acquired	Value	Fiscal Year-End (#)		at Fiscal Year-End ($)(*)
Name	on Exercise (#)	Realized ($)	Exercisable/Unexercisable		Exercisable/Unexercisable
George E. Bull	91,976	$4,549,218	543,033/	158,123	$20,674,665/	$3,322,892
Douglas B. Hansen	348,114	$14,154,705	243,250/	168,240	$7,322,801/	$3,322,892
Brett D. Nicholas	25,587	$810,192	44,320/	68,911	$1,738,419/	$1,288,328
Andrew I. Sirkis	12,000	$182,281	41,089/	39,366	$1,818,618/	$ 692,840
Harold F. Zagunis	19,729	$512,119	23,444/	43,290	$996,508/	$ 811,320

*	The value of unexercised in-the-money options is based on the market value of the Company’s Common Stock at December 31, 2004 minus the exercise price of the options.

Certain option grants made in prior years have included cash DERs or stock DERs, depending on the year of grant. In all cases where options were granted with DERs, the value to option holders was considered by the Company when valuing the options at the time of grant. Cash DERs are paid on a current basis as dividends are paid; stock DERs are credited as additional shares and distributed when the options are exercised. Payments with respect to cash DERs and crediting of additional shares with respect to stock DERs on outstanding options are shown below.

Dividend Equivalent Rights Paid and Credited
on Prior Option Grants

		Cash DER	Stock DER
Name and Principal Position	Year	Payments ($)	Shares Credited
George E. Bull	2004	$5,081,409	13,063
Chairman of the Board and	2003	4,476,091	13,002
Chief Executive Officer	2002	1,409,760	7,806

Douglas B. Hansen	2004	$2,753,176	9,871
President and	2003	4,476,091	7,864
Director	2002	1,409,760	7,806

Brett D. Nicholas	2004	$634,562	4,175
Vice President	2003	680,544	298
	2002	171,875	0

Andrew I. Sirkis	2004	$446,443	2,513
Vice President	2003	480,769	179
	2002	129,238	0

Harold F. Zagunis	2004	$369,537	2,513
Vice President, Chief Financial Officer,	2003	435,056	1,775
Controller, and Secretary	2002	109,530	3,104

Employment Agreements

In April 2003, the Company entered into amended and restated employment agreements with Messrs. Bull and Hansen, and, in February 2005, the Company entered into amended and restated employment agreements with Messrs. Nicholas, Picard, Sirkis, and Zagunis (together with Messrs. Bull and Hansen, collectively referred to herein as the Executives). The amended and restated employment agreements (the Agreements) supersede any prior employment agreements between the Company and these Executives. Pursuant to their respective Agreements, Mr. Bull serves as Chairman of the Board and Chief Executive Officer of the Company and Mr. Hansen serves as President of the Company. Each of the other Executives serves pursuant to his respective Agreement as a Vice President of the Company. Each Executive has such duties and responsibilities as determined from time to time in accordance with his Agreement. Each Executive serving as a Vice President reports to the President of the Company. The Agreement provide for an initial term ending December 31, 2007, except in the case of the Agreements with Messrs. Bull and Hansen, where the initial term ends December 31, 2005. Upon the expiration of its initial term, each Agreements is subject to automatic extension annually until the Executive reaches age 65, unless either party provides a prescribed prior written notice that it or he does not wish to extend the term. The Agreements provide for an annual base salary and target bonus.

The Executive’s annual bonus, if any, will be determined in the discretion of the Board of Directors of the Company or the Compensation Committee of the Board of Directors. Under the Agreements, the Executives will be eligible to receive grants of stock options, restricted stock, or other equity-based long-term incentive awards, and will be entitled to participate in all benefit plans available to senior executive employees of the Company. Each Agreement provides that the Executive will receive his base salary and prorated annual incentive compensation to the date of termination of the Executive’s employment by reason of death or disability. All outstanding stock options and equity-related awards granted to the Executive will immediately vest upon either death or disability. In the event of a termination of employment for “cause” (as defined in the Agreement), the Executive will receive only base compensation to the date of such termination.

Each Agreement also provides for the Executive to receive severance payments in the event that the Company terminates the Executive’s employment without “cause” or the Executive resigns for “good reason” (as defined in the Agreement). The severance payments would be in addition to payment of the Executive’s base salary and prorated annual incentive compensation to the date of termination of the Executive’s employment. The aggregate amount of the severance payments with respect to Messrs. Bull and Hansen would be 300% of the Executive’s combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. The aggregate amount of the severance payments with respect to the other Executives would be 100% of the Executive’s combined base salary and target annual bonus, each as in effect immediately prior to termination of employment. All outstanding stock options and equity-related awards granted to the Executive will immediately vest upon either such type of termination. In addition, for stock options granted before December 31, 2002, the Executive will receive the sum of dividend equivalent rights that would have been payable over the one-year period following termination of employment under the provisions of the stock option grant agreements. Dividend equivalent right payments related to stock options granted on or after December 31, 2002 will be treated in the same manner, unless the grant agreements for such stock options provide a different formula for the dividend equivalent right payments. The Executives are entitled to payment of an excise tax gross-up if there are excise taxes payable by the Executive on the value of severance benefits related to a change of control. All severance benefits under the Agreement require the Executive to execute a release agreement.

Each of the Agreements with Messrs. Bull and Hansen also contains a non-compete provision that prohibits the Executive from competing with the Company for a period of one year after termination of the Executive’s employment by the Company without “cause” (as defined in the Agreement) or the Executive’s resignation for “good reason” (as defined in the Agreement).

In the event of a “change of control” (as such term is defined in Section 2(f) of the Company’s Executive Deferred Compensation Plan) in which the surviving or acquiring corporation does not assume outstanding stock options and equity-related awards or substitute similar options and equity-related awards, the Executive’s outstanding options and equity-related awards will immediately vest and become exercisable if the Executive’s service with the Company has not terminated prior to the effective date of the change of control; provided, however, that such acceleration of vesting will only occur if the Company is not the surviving corporation or shares of the Company’s common stock are converted into or exchanged for other securities or cash.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no relationships or related transactions between the Company and any affiliated parties that are required to be reported in this Proxy Statement.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports of the Audit Committee and the Compensation Committee and the Performance Graph shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors reports to and acts on behalf of the Board of Directors in providing oversight of the financial management, independent registered public accounting firm, and financial reporting procedures of the Company. The Company’s management is responsible for internal controls and for preparing the Company’s financial statements. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board (PCAOB) standards and issuing a report thereon. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context the Audit Committee met and held discussions during 2004 with management and the independent registered public accounting firm (including private sessions with each of the internal auditors, the independent registered public accounting firm, and the Chief Financial Officer). During these meetings, the Audit Committee reviewed and discussed with both management and the independent registered public accounting firm the quarterly and audited year-end financial statements and reports prior to their issuance. These meetings also included an overview of the preparation and review of these financial statements and a discussion of any significant accounting issues. Management and the independent registered public accounting firm advised the Audit Committee that these financial statements were prepared under generally accepted accounting principles in all material respects. The Audit Committee also discussed the quality, not just the acceptability, of the accounting principles used in preparing the financial statements; the reasonableness of significant accounting judgments and estimates; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures and the letter regarding the firm’s independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The independent registered public accounting firm provided certain tax services and other services in 2004 and 2003. These disclosures and other matters relating to the firm’s independence were reviewed by the Audit Committee and discussed with the independent registered public accounting firm.

The independent registered public accounting firm discussed the scope of its audit with the Audit Committee prior to the audit. The Audit Committee discussed the results of the audit with management and the independent registered public accounting firm. The Audit Committee also discussed with management and the independent registered public accounting firm the adequacy of the Company’s internal controls, policies, systems, and the overall quality of the Company’s financial reporting.

Based on its review of the financial statements, and in reliance on its review and discussions with management and the independent registered public accounting firm, the results of internal and external audit examinations, evaluations by the independent registered public accounting firm of the Company’s internal controls, and the quality of the Company’s financial reporting, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee has the sole power to appoint the independent registered public accounting firm, and, accordingly, the stockholders will no longer be asked to ratify the Committee’s appointment of the independent registered public accounting firm. The Audit Committee has determined that, as a matter of good corporate governance, it is in the best interests of the Company to consider the periodic rotation of independent registered public accounting firm and, therefore, to request proposals from various independent registered public accounting firms to provide auditing services for the fiscal year ending December 31, 2005. The Company’s current independent registered public accounting firm has audited the Company’s financial statements since the inception of the Company in 1994. The Audit Committee has reviewed with the Company’s management the process regarding the solicitation of proposals from independent registered public accounting firms and the definition of the overall audit scope and plans.

Audit Committee:
Thomas C. Brown
Greg H. Kubicek
Charles J. Toeniskoetter
David L. Tyler

Adopted March 31, 2005

COMPENSATION COMMITTEE REPORT

The Compensation Committee (Committee) of the Company’s Board of Directors is comprised exclusively of independent directors as defined by the NYSE. The Committee acts on behalf of the Board of Directors in administering the Company’s executive compensation plans and programs for the Named Executive Officers (NEOs). Frederic W. Cook & Co., a nationally recognized compensation consulting firm, reports directly to the Committee as a third-party advisor and generally attends Committee meetings. The Committee met five times during 2004, and portions of three meetings were in executive session. The Committee also held periodic briefings with the full Board to discuss its activities and report on its evaluation of the Company’s two top officers (i.e., the Chairman and Chief Executive Officer and the President).

The Committee seeks to: (i) attract and retain highly qualified and productive executives; (ii) motivate executives to enhance the overall performance and profitability of the Company; (iii) reinforce the linkage between the interests of the Company’s stockholders and the executives by encouraging Company ownership and rewarding stockholder value creation; and (iv) ensure that compensation levels are both externally competitive and internally equitable. With regard to the competitive pay philosophy, the Committee’s objective is to have a “structure” that reflects the market median for similar companies in total compensation value, and is more heavily weighted toward long-term equity versus short-term cash in its mix of elements. Actual compensation should vary above and below pay-structure guidelines, within a reasonable range, based on Company and individual performance.

An election was made by the Company during 2003 to account for employee equity compensation under FAS 123. Subsequent to this election, the Committee changed the form of future long-term incentive awards to NEOs and other executives. The form of awards granted in 2004 consists of ten-year stock options with Dividend Equivalent Rights (DERs), structured to directly reflect total stockholder return in realized long-term incentive compensation values. DERs are credited on the outstanding options each quarter and converted to deferred shares. These deferred shares are payable when the related options are exercised or upon expiration of the options. In the event that the related options are not exercised, some or all of the deferred shares from the related option DER credits may be forfeited to the extent certain performance measures are not met. The Committee is aware that this structure must be modified during 2005 pursuant to the transition rules under the 2004 American Jobs Creation Act, which treats the DERs as deferred compensation and does not allow for their distribution upon any stock option exercise that is at the volition of the executive.

Total compensation of the Company’s NEOs and other executives is reviewed annually and consists of salaries, performance-based annual incentives, and stock options and other equity awards granted under the Company’s stockholder-approved Incentive Stock Plan.

During 2004, the Committee’s independent advisor conducted a detailed review of the relevant competitive executive compensation practices. The Committee’s independent advisor surveyed approximately 20 financial institutions, financial services companies, REITs, real estate companies, and mortgage companies. Many of the organizations used for competitive executive pay comparisons were the same as those included in the industry peer group in the Performance Graph in the Proxy Statement. Based upon this review, the Committee concluded that the Company’s executive compensation program reflects high corporate governance standards in its independent administrative process, is reasonable in relation to other comparable companies, and is appropriate in supporting the Company’s business objectives.

On January 6, 2005, the independent members of the Board approved 2004 annual incentives and 2004 long-term compensation awards for NEOs, all as recommended by the Committee.

2004 Annual Incentives

Annual incentive payments for 2004 were made in the first quarter of 2005. They are based 75% upon overall Company financial performance and 25% on individual performance. During 2004, as in other recent years, the Company financial measure was adjusted return on equity (ROE). Individual performance is determined based on strategic and operating objectives established at the beginning of the year for each executive, as appropriate, and evaluated by the Committee at year-end. Target annual incentive award levels are designed to result in approximately median competitive total cash compensation when added to salaries, and would be earned for full achievement of all goals and objectives.

Adjusted ROE equals adjusted income (GAAP income excluding variable stock option expense) divided by adjusted core equity (average core equity, which equals GAAP equity excluding mark-to-market adjustments). The Committee has the authority to approve other adjustments to the annual incentive financial measures, as may be appropriate from time to time. For the 2004 adjusted income calculation, in addition to excluding variable stock option expense, the Committee also approved a one-time adjustment to income for the purposes of calculation of 2004 bonuses. In the third quarter of 2004, the Company reported GAAP income of $4.8 million as a one-time adjustment to income from prior periods. This prior period income is excluded from the adjusted income used in the Company performance formula for the purpose of determining bonus awards for 2004. For 2004, there are no adjustments to average core equity.

Annual incentive awards for 2004 were earned at above-target levels, resulting in total cash compensation that exceeds competitive median amounts, because the Company significantly exceeded its financial goal. The NEOs also generally fully achieved their individual and strategic goals for 2004.

According to a pre-established formula, all or a portion of the bonuses may be paid in cash and the remainder may be paid in the form of deferred stock units awarded under the Company’s Executive Deferred Compensation Plan. These deferred stock units are fully vested at the award date. The deferred stock units will be distributed to the officer as stock (or equivalent value as may be eligible under the plan) on the earlier of termination (or certain other distribution events detailed in the plan) or the initial distribution date of May 1, 2008. Deferred stock units may be held later than the initial distribution date if the NEO makes a valid additional deferral election.

Dividend equivalents for dividends with a record date later than the award date will be distributed (in the form declared) to the NEO at the time of payment of dividends to stockholders, unless a valid election has been made by that NEO to defer these dividend equivalent payments. Any dividend equivalent payments retained in the deferred compensation plan can be invested in additional deferred stock units, in the interest accrual portion, or in other eligible portions that may be set up in the future.

2004 Long Term Compensation Awards

In 2004, awards to NEOs were made in two forms. Approximately 50% of the award value was in the form of stock options, and the other 50% was in the form of deferred stock units. Individual grants were positioned between the median and 75th percentile of the competitive market and are summarized below for the NEOs.

Stock options awarded in 2004 are non-qualified with a ten-year term and an exercise price of $58.23 per share. The options vest 25% on January 1, 2006 and in equal 6.25% installments on the first day of each quarter for the subsequent twelve quarters. These stock options have DERs associated with them. DERs commence with the dividend payable for the record date of December 31, 2004, and continue for all dividends with a record date on or earlier than the date of the exercise of the option or December 1, 2014 (whichever is earlier). DER payments are performance-based, as they depend directly on the future performance of the Company. The accrued DERs on these options can be settled without the exercise of the underlying options for a value (in shares of stock) as if the entire option had been exercised.

The deferred stock units vest 25% on January 1, 2006; an additional 6.25% of the deferred stock units vest on the first day of each subsequent quarter, with all deferred stock units vested by January 1, 2009. Deferred stock units will be distributed in shares on May 1, 2009, unless electively deferred by the NEO under the terms of Executive Deferred Compensation Plan.

Prior to distribution, these deferred stock units receive dividend equivalents for dividends with a record date after December 1, 2004. Dividend equivalents are distributed to the NEO at the time of payment of dividends to stockholders, unless a valid election has been made by the NEO to defer receipt under the terms of Executive Deferred Compensation Plan.

Office of the President (OOP) Compensation

Mr. Bull and Mr. Hansen share responsibilities of the OOP, and are paid equally to support their teamwork in leading the organization. Their individual compensation is positioned competitively to reflect the market for CEOs of comparable organizations. Their salaries and target bonuses are set to approximate the competitive median, and their guideline annual long-term award values approximate the midpoint of the median and 75th percentile of estimated market practice.

In 2004, the OOP members received above-target annual bonuses. This was in recognition of the Company’s success in beating its adjusted ROE financial goal. In addition, the Committee recognized their successful accomplishments in four areas: (1) operating systems development; (2) risk management systems development; (3) creating new permanent assets that meet quality and risk-return standards; and (4) developing new products and customers which strengthened the Company’s future business, diversified risks, and increased growth potential.

Equity compensation was structured to directly reward shareholder value creation, as well as to encourage the continued employment of the OOP members and to facilitate their Company ownership. In combination, the current beneficial ownership of the two OOP members exceeds 5% of the Company’s outstanding Common Stock. The Committee believes that this contributes to the success of the Company in creating stockholder value.

Policy on Tax Deductibility

The Committee is aware of the limitations imposed by Section 162(m) of the Code on the deductibility for tax of certain forms of NEO compensation in excess of $1 million per individual. The Company’s stock option grants generally meet the requirements for full tax deductibility. However, certain other elements of the Company’s compensation plans may not meet the tax law requirements for full tax deductibility because they allow the Committee to exercise discretion in setting compensation. The Committee believes that it is in the Company’s best interest to retain discretion in determining executive compensation, and the Committee reserves the right to implement compensation plans that might not be fully tax deductible. The Committee believes the cost impact of any loss of tax deductibility was immaterial to the Company in 2004.

Compensation Committee:
Mariann Byerwalter
Richard D. Baum
Thomas C. Brown
David L. Tyler

Adopted March 17, 2005

PERFORMANCE GRAPH

The following graph presents a total return comparison of the Company’s Common Stock, over the last five years, to the S&P Composite-500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. (NAREIT) Mortgage REIT Index. The total returns reflect stock price appreciation and the reinvestment of dividends for the Company’s Common Stock and for each of the comparative indices. The information has been obtained from sources believed to be reliable; but neither its accuracy nor its completeness is guaranteed. The total return performance shown on the graph is not necessarily indicative of future total return performance of the Company’s Common Stock.

Five Year -Total Return Comparison
December 31, 1999 through December 31, 2004

1,000.00
900.00
800.00
700.00
600.00
500.00
400.00
300.00
200.00
100.00
-
1999
2000
2001
2002
2003
2004
RWT
S&P
NAREIT

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Redwood Trust, Inc.	100.00	157.81	240.27	303.94	648.75	914.03
S&P Composite-500 Index	100.00	90.90	80.08	62.39	80.28	89.01
NAREIT Mortgage REIT Index	100.00	115.96	205.64	269.56	424.26	502.45

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

For the reasons discussed in the Audit Committee Report, the Audit Committee of the Board of Directors has not yet appointed an independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2005. PricewaterhouseCoopers LLP audited the Company’s financial statements and otherwise acted as the Company’s independent registered public accounting firm with respect to the fiscal years ended December 31, 2004 and 2003. The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2004 and 2003 are set forth below.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees	$1,267,100	$284,500
Audit-Related Fees	38,500	0
Tax Fees	50,750	37,625
All Other Fees	0	231,612

Total Fees	$1,356,350	$553,737

Audit Fees were for the audits of the Company’s annual consolidated financial statements, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, other assistance required to complete the year-end audits, costs associated with Sarbanes-Oxley attestation requirements, and other services rendered for comfort letters, consents, and other assistance with the Company’s equity offerings.

Audit-Related Fees include certain other agreed upon procedures related to loan securitizations.

Tax Fees were for services rendered related to tax compliance and reporting.

Other Fees include due diligence services for loan file review prior to the acquisition of residential real estate loans.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Registered Independent Accounting Firm

It is the Audit Committee’s policy to review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to the de minimis exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in their discretion.

STOCKHOLDER PROPOSALS - 2006 ANNUAL MEETING

The Company’s Bylaws currently provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at an annual meeting, written notice containing the information required by the Bylaws generally must be delivered to the Secretary of the Company, at the Company’s principal executive offices, not earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. Accordingly, under the current Bylaws, a stockholder nomination for director or proposal of business intended to be considered at the 2006 Annual Meeting must be received by the Secretary not earlier than February 4, 2006, and not later than the close of business on March 6, 2006. Proposals should be mailed to the Company, to the attention of the Company’s Secretary, One Belvedere Place, Suite 300, Mill Valley, CA 94941. A copy of the Bylaws may be obtained from the Company’s Secretary, by written request to the same address.

In addition, if you wish to have a proposal of business considered for inclusion in the Company’s 2006 Proxy Statement, regulations of the Securities and Exchange Commission require that the Company must receive it on or before December 7, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Harold F. Zagunis
Harold F. Zagunis
Secretary

Mill Valley, California
April 7, 2005

APPENDIX A

REDWOOD TRUST, INC.
Audit Committee Charter

Organization

There shall be a committee of the Board of Directors of Redwood Trust, Inc. (Redwood) to be known as the Audit Committee. The Audit Committee shall be comprised entirely of independent directors. An “independent” director is based on the definitions regulated by law or rule of the Securities and Exchange Commission (SEC) or applicable stock exchange. In addition, for this purpose, an “independent” director shall mean a director who does not take part in the management of Redwood and is free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member.

The membership of the Audit Committee shall consist of no fewer than three independent members of the Board of Directors upon recommendation of the Governance and Nominating Committee. The members shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, be financially literate, and at least one member of the committee shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to Redwood’s directors and management in fulfilling their responsibility to the stockholders, potential stockholders, and the investment community relating to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, the auditors’ qualifications and independence, the performance of the auditors and internal audit function, and the compliance by Redwood with legal and regulatory matters.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changes in conditions, rules, and regulations and to ensure to the directors and stockholders that the corporate accounting, financial reporting, and control practices of Redwood are in accordance in all material respects with all appropriate requirements. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

In carrying out its responsibilities, the Audit Committee, to the extent it deems necessary or appropriate, will:

1.	Provide an open avenue of communication between the auditors and the Board of Directors.

2.	Review and update the Audit Committee’s charter at least annually.

3.	Report Audit Committee actions to the Board of Directors with recommendations as may be deemed appropriate.

4.	Meet as often as it determines, but not less frequently than quarterly. The Audit Committee may ask members of management or others to attend any meeting and provide pertinent information as necessary. Meetings can be in person or by telephone.

5.	Meet with the auditors, the internal auditors (or the personnel responsible for such function), and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately.

6.	Conduct an annual self-evaluation of the Audit Committee’s performance.

7.	Prepare an Audit Committee Report for inclusion in the annual proxy statement that describes the Audit Committee’s composition and responsibilities and how they were discharged.

8.	Retain the auditors to be engaged (in some cases, subject to stockholder ratification), review their performance and terminate auditors (if deemed necessary and appropriate). The auditors shall report directly to the Audit Committee.

9.	Obtain and review annually a formal written statement from the auditors describing (i) the firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues, and (iii) all relationships between Redwood and the auditors. Discuss with the auditors any disclosed relationships or services that may impact the auditors’ objectivity and independence.

10.	Review and pre-approve the scope, terms, and related fees of all auditing services and permitted non-audit services provided by the auditors, subject to the de minimus exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit.

11.	Consider, in consultation with the auditors, the audit scope, and the audit plan of the auditors. Review with the auditors the coordination of all audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of all resources.

12.	Consider and review with the auditors:

a.	The adequacy of Redwood’s internal controls in providing reasonable assurance regarding the effectiveness and efficiency of operations.

b.	The reliability of financial reporting and compliance with applicable laws and regulations.

c.	Any related significant findings, difficulties and recommendations of the auditors related to their findings during the audit together with management’s responses thereto including any restrictions on the scope of the auditor’s activities or on access to requested information, and any significant disagreements with management.

d.	The auditors’ response to detecting or becoming aware of any information that would indicate an illegal act, including fraud, has or may have occurred.

13.	Review with management and auditors at the completion of the annual examination:

a.	Redwood’s annual financial statements and related footnotes.

b.	The auditors’ audit of the financial statements and their report thereon.

c.	Any significant changes required in the auditors’ audit plans.

d.	Significant findings during the year and management’s response thereto.

e.	The adequacy of the disclosure controls and procedures in all Redwood’s filings with the SEC.

f.	Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards including Auditing Standards No. 61 relating to the conduct of the audit.

14.	Review and discuss reports from the auditors on:

a.	All critical accounting policies and practices to be used.

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatments preferred by the auditors.

c.	Other material written communication between the auditor and management, such as any management letter or schedule of unadjusted differences.

15.	Review with management and auditors the annual and interim financial reports before such reports are filed with the SEC or other regulators including Redwood’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”. Review the earnings release, including any use of “pro forma” or “adjusted” non-GAAP information.

16.	Review annually Redwood’s internal audit plan. The plan shall include an assessment of the internal audit requirements, given appropriate consideration to the size and complexity of Redwood. The Audit Committee will engage internal auditors and other personnel for specified internal audit functions, as deemed appropriate.

17.	Review with management and the auditors and report to the Board of Directors the effectiveness of Redwood’s internal controls including discussing any significant deficiencies in the design or operation of internal controls which could adversely affect Redwood’s ability to record, process, summarize, and report financial or other data, and identifying any material weaknesses in internal controls along with the steps planned to make necessary improvements. Review disclosures made to the Audit Committee by Redwood’s CEO and CFO during their certification process for SEC filings.

18.	Discuss with management and the auditors any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding Redwood’s financial statements or accounting policies.

19.	Inquire of management and the auditors about significant risks or exposures with respect to corporate accounting, reporting practices of Redwood, the quality and integrity of the financial reports and controls of Redwood, regulatory and accounting initiatives as well as off-balance sheet structures (if any) on Redwood’s financial statements, and assess the steps management has taken to minimize such risks to Redwood and steps taken to disclose such information to the public.

20.	Review and evaluate the lead partner of the external auditor team. Ensure the rotation of the lead partner as required by law and regulation. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the auditing firm on a regular basis.

21.	Pre-approve Redwood’s hiring of employees or former employees of the auditors who have previously participated in any capacity in the audit or other services provided to Redwood.

22.	Discuss with Redwood’s corporate counsel legal matters that may have a material impact on Redwood’s financial statements or Redwood’s compliance policies.

23.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to independently retain counsel, accountants, or others to assist it in the conduct of any investigation or for any other reason deemed necessary and appropriate. Redwood shall provide funding for all services performed by auditors and other advisors at the request of the Audit Committee.

24.	Establish procedures for the confidential, anonymous submission by employees to the designee of the Audit Committee concerns regarding questionable accounting or auditing matters that may affect the integrity of Redwood’s disclosures, financial reporting, accounting processes, compliance, or any other area. Ensure the confidential and anonymous nature of the communication process to all employees at Redwood. Further establish procedures for the receipt, retention, and treatment of complaints and concerns received regarding accounting, internal controls, auditing, or regulatory matters.

25.	Delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, review of interim financial statements and press releases prior to filing, provided that decisions of such subcommittee shall be presented to the full Audit Committee at its next meeting.

26.	The Committee will perform such other functions as assigned by law, any applicable exchange rules and regulations, the SEC’s or applicable stock exchange’s rules and regulations, Redwood’s charter or bylaws, or the Board of Directors.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or establish internal controls or to determine that Redwood’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the auditors.

APPENDIX B

REDWOOD TRUST, INC.
Compensation Committee Charter

I.	Purpose

The purpose of the Compensation Committee of Redwood Trust (the Committee) is to:
discharge the responsibilities of the Board of Directors of Redwood Trust (the Board) relating to compensation of Redwood Trust’s executives.

II.	Duties and Responsibilities

In addition to the other duties and responsibilities listed in this charter, the duties and responsibilities of the Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Redwood Trust’s Named Executive Officers (NEOs), evaluating their performance in light of those goals and objectives, and having authority (as delegated by the Board) to determine the compensation of the NEOs based on this evaluation.

•	Supervising the Company’s administration of its incentive compensation plans, equity-based plans, and benefit plans. This includes, among other things, interpreting, modifying, and amending such plans and related agreements, and approving coverage and awards there under individually for the NEOs and for all other participants in aggregate.

•	Producing a Compensation committee Report on executive compensation as required by the Securities and Exchange Commission (the SEC) to be included in Redwood Trust’s annual proxy statement or annual report on Form 10-K filed with the SEC.

In determining the long-term component of NEO compensation, the Committee should consider Redwood Trust’s performance and relative stockholder return, as well as the value of similar incentive awards to comparable positions at comparable companies. The Committee is not precluded from approving awards (with or without ratification of the Board) as may be required to comply with applicable tax laws (i.e., Rule 162(m)). The Committee may also consider such factors as it deems appropriate under the circumstances, such as maintaining competitiveness, employment retention, and achieving other business and operating objectives, both long and short-term.

III.	Composition and Qualifications

The Committee shall be composed of not less than three Board members, with the exact number to be determined by the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote.

Each member of the Committee shall be (i) “independent” as defined by the rules of the New York Stock Exchange, as they may be amended from time to time; (ii) a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; and (iii) an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and rules promulgated there under,

IV.	Annual Performance Evaluation

The Committee shall evaluate its own performance annually and report such evaluation to the Board. The Committee shall also review and approve goals and objectives for the Office of the President (OOP), evaluate the performance of OOP members each year in light of these goals and objectives, and set the compensation of OOP members based on such evaluations.

V.	Committee Member Appointment and Removal

Committee member appointment and removal shall follow Redwood’s Corporate Governance Standards.

VI.	Committee Structure and Operations

The Committee adopts a compensation philosophy to provide guidance and foundation to the compensation process. The Committee then selects outside compensation experts to conduct periodic market surveys and make recommendations consistent with the adopted philosophy.

The role of the Committee involves a set of regular approval processes (which in case of paragraphs A, B, and D below, shall occur on an annual basis):

A.	Salary Ranges and Annual Adjustments

1.	Establish salary ranges for the NEOs based on market data and/or on recommendations from third-party compensation consultants.

2.	Establish salary level for the (OOP).

3.	Review and approve the OOP’s recommendations for salary adjustments for other NEOs.

4.	Review additional information as requested by the Committee.

B.	Long-Term Incentives, Bonus Plans, Criteria and Awards

1.	Review and approve annual and long-term incentive plans and the corresponding award/grant structure for all NEOs.

2.	Determine annual performance criteria under the annual incentive plan and approve long-term incentive grants for the NEOs.

3.	Determine annual performance criteria for awarding annual incentives and approve long-term incentive grants for all officers subject to Section 16 of the Securities Exchange Act of 1934.

4.	Approve aggregate long-term incentive grants and awards, and aggregate annual incentive awards for all employees below the NEOs.

C.	Employment Contracts

1.	Review and approve contract terms for the NEOs, including any severance benefits.

D.	Other

1.	Review regulatory and market trends.

2.	Review Committee charter.

The Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board.

The Committee may form and delegate authority to subcommittees when appropriate.

VII.	Reporting to the Board

The Committee shall make regular reports to the Board. The Committee shall make additional reports to the Board as the Board requests.

VIII.	Compensation Consultants

If a compensation consultant is to assist in the evaluation of NEO compensation, the Committee is to have sole authority to retain and terminate the consulting firm, including sole authority to approve the consulting firm’s fees and other retention terms. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

IX.	Disclosure of Charter

This charter will be made available at Redwood Trust’s website at http://www.redwoodtrust.com.

APPENDIX C

REDWOOD TRUST, INC.
Governance and Nominating Committee Charter

Purpose

The Governance and Nominating Committee considers and develops governance principles for the Company and establishes the requirements and qualifications for members of the Board. In consultation with the Chairman, the committee recommends candidates for election to the Company’s Board of Directors.

Composition of the Committee

The Governance and Nominating Committee is comprised entirely of Independent Directors. An Independent Director shall be independent as defined by law or rule of the Securities Exchange Commission and applicable stock exchanges. Additionally, an Independent Director shall not be an employee of the company and shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as a Board or Committee member.

Committee Members Appointment and Removal

The members of the Governance and Nominating Committee shall be appointed by the Board, based upon the recommendations of the Governance and Nominating Committee, and shall serve for such term or terms as the Board may determine and until their qualified successors are appointed.

Responsibilities and Duties

In carrying out the purpose set forth herein, the Governance and Nominating Committee shall:

(1)	In consultation with the CEO, identify and review candidates for the Board of Directors and recommend to the full Board candidates for election to the Board.

(2)	Evaluate Board performance and, from time to time, review the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board.

(3)	In conjunction with the Compensation Committee, develop a compensation plan for Directors for adoption by the Board and periodically review and recommend modifications to the plan as appropriate.

(4)	Propose a statement of corporate governance policies for adoption by the Board and periodically review and recommend modifications to the policies as appropriate.

(5)	Have full access to the Company’s executives as necessary to carry out its responsibilities.

(6)	Retain any outside resources, including a search firm, appropriate to identify director candidates.

(7)	Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Committee or Board deems necessary or appropriate.

(8)	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

(9)	Report to the Board on the major items covered at each Committee meeting.

(10)	Conduct an annual self-evaluation of the Committee’s performance.

Committee Meetings

The Governance and Nominating Committee meets periodically as necessary to act upon any matter within its jurisdiction. A majority of the total number of members of the committee constitutes a quorum at all Committee meetings. A majority of the members of the Committee is empowered to act on behalf of the Committee. Minutes are kept of each meeting of the Committee.

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors     PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR Class II Nominees to Board of Directors.

	For	Withhold	For All
	All	All	Except*
01 — Douglas B. Hansen	☐	☐	☐
02 — Greg H. Kubicek
03 — Charles J. Toeniskoetter

*If you marked the “For All Except” box above and wish to withhold the authority to vote for any individual nominee(s), write the nominee(s) name(s) here.

B

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

C Non-Proposal

1.	Consent to Electronic Delivery: By marking this box, I consent to access future Annual Reports and Proxy Statements of Redwood Trust, Inc. electronically over the Internet. I understand that unless I request otherwise or revoke my consent, Redwood Trust, Inc. will notify me when any such communications are available and how to access them. I understand that costs associated with the use of the Internet will be my responsibility. To revoke my consent, I can contact Redwood Trust’s transfer agent, Computershare Investor Services, at 1-888-472-1955.	☐

Check this box if you will be attending the meeting in person.     ☐

D Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please provide your FULL title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

1UPX HHH PPPP 0052571

Proxy — Redwood Trust, Inc.

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — May 5, 2005

THE UNDERSIGNED STOCKHOLDER OF REDWOOD TRUST, INC., A MARYLAND CORPORATION (THE “COMPANY”), HEREBY APPOINTS GEORGE E. BULL, HAROLD F. ZAGUNIS, AND NICOLE KLOCK, OR ANY OF THEM, AS PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION IN EACH OF THEM, TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD AT THE ACQUA HOTEL, 555 REDWOOD HIGHWAY, MILL VALLEY, CALIFORNIA 94941 ON MAY 5, 2005, AT 11:00 A.M., LOCAL TIME, AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF, TO CAST ON BEHALF OF THE UNDERSIGNED ALL VOTES THAT THE UNDERSIGNED IS ENTITLED TO CAST AT SUCH MEETING AND OTHERWISE TO REPRESENT THE UNDERSIGNED AT THE MEETING WITH ALL POWERS POSSESSED BY THE UNDERSIGNED IF PERSONALLY PRESENT AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND OF THE ACCOMPANYING PROXY STATEMENT (THE TERMS OF EACH OF WHICH ARE INCORPORATED BY REFERENCE HEREIN) AND REVOKES ANY PROXY HERETOFORE GIVEN WITH RESPECT TO SUCH MEETING.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEES FOR DIRECTOR. ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THIS PROXY IS REVOCABLE AND THE UNDERSIGNED MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE. ATTENDANCE OF THE UNDERSIGNED AT SAID MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF WILL NOT REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL INDICATE AFFIRMATIVELY THEREAT THE INTENTION OF THE UNDERSIGNED TO VOTE SAID SHARES IN PERSON. IF THE UNDERSIGNED HOLD(S) ANY SHARES OF REDWOOD TRUST, INC. IN A FIDUCIARY, CUSTODIAL, OR JOINT CAPACITY OR CAPACITIES, THIS PROXY IS SIGNED BY THE UNDERSIGNED IN EVERY SUCH CAPACITY AS WELL AS INDIVIDUALLY.

You can view the Annual Report and Proxy Statement on the Internet at www.redwoodtrust.com.

Telephone and Internet Voting Instructions

You can authorize a proxy to vote your shares by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

·Call toll free 1-866-812-3555 in the United States or Canada any time on a touch	·Go to the following web site:
tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/US/PROXY

·Follow the simple instructions provided by the recorded message.	·Enter the information requested on your computer screen and follow the simple instructions.

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If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 5, 2005.
THANK YOU FOR VOTING